Exhibits

Sub-Item 77Q(1)(e) - Copies of any new or amended registrant investment advisory agreements:

On July 27, 2017, the sub-advisory agreement by and among Old Westbury Funds, Inc. (the "Registrant"), on behalf of Old Westbury Small & Mid Cap Strategies Fund, Bessemer Investment Management LLC ("BIM") Baillie Gifford Overseas Limited (the "Baillie Gifford Agreement") was executed. The Baillie Gifford Agreement is incorporated herein by reference to Exhibit
(d)(xxv) of Post-Effective Amendment No. 68 to Registrant's Registration Statement filed on December 15, 2017 (Accession No. 0000930413-17-004046).


On July 27, 2017, the sub-advisory agreement by and among Old Westbury Funds, Inc. (the "Registrant"), on behalf of Old Westbury Small & Mid Cap Strategies Fund, Bessemer Investment Management LLC ("BIM") and Polunin Capital Partners Limited (the "Polunin Agreement") was executed. The Polunin Agreement is incorporated herein by reference to Exhibit (d)(xxvi) of Post-Effective Amendment No. 68 to Registrant's Registration Statement filed on December 15, 2017 (Accession No. 0000930413-17-004046).